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EXHIBIT 10.3

                       NONQUALIFIED STOCK OPTION AGREEMENT
                                   (Non-Plan)

      This Nonqualified Stock Option Agreement, made and entered into as of September 7, 1999, by and between National City Bancshares, Inc., an Indiana corporation (the "Company") and Michael T. Vea (the "Optionee"),

WITNESSETH:

      WHEREAS, pursuant to a Contract of Employment dated August 23, 1999 (the "Employment Agreement") with the Optionee, the Board of Directors of the Company has granted the Optionee an option to acquire shares of common stock of the Company ("Shares") upon the terms and conditions set forth in this Agreement;

      NOW, THEREFORE, in consideration of the premises and mutual promises contained herein, the parties hereto make the following agreement, intending to be legally bound hereby:

      1. Grant of Option. The Company hereby grants to the Optionee an option (the "Option") to purchase 30,000 Shares. The Option is intended and shall be treated as a nonqualified stock option and not as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended.

      2. Option Price. The per share exercise price (the "Option Price") to be paid by the Optionee upon the exercise of the Option shall be $27.125.

      3. Exercise of Option. Subject to paragraph 4, the Option shall become exercisable as follows: one-half of the Shares subject to this Option shall become exercisable on September 6, 2000; and one-half shall become exercisable on September 6, 2001; provided, however, that the Option shall become immediately exercisable in full earlier as provided by Section 13(a) of the Employment Agreement.

      4. Termination of Option.

         (a) Unless sooner terminated as provided in the following subparagraph
(b), the Option and all rights hereunder with respect thereto, to the extent such rights shall not have been exercised within the exercise periods described in paragraph 3, shall terminate and become null and void as of September 6, 2009.

         (b) Upon the occurrence of the Optionee's ceasing for any reason to be employed by the Company or any of its subsidiaries, the Option, to the extent not previously exercised, shall terminate and become null and void three (3) months after the date of termination of the Optionee's employment.

         (c) A transfer of the Optionee's employment between the Company and any subsidiary of the Company, or between any subsidiaries of the Company, shall not be deemed to be a termination of the Optionee's employment.

      5. Exercise of Options.

         (a) The Optionee may exercise the Option with respect to all or any part of the Shares then exercisable hereunder by giving the Secretary of the Company written notice of intent to exercise. The notice of exercise shall specify the number of Shares as to which the Option is to be exercised and the date of exercise thereof, which date shall be at least five days after the giving of such notice unless an earlier time shall have been mutually agreed upon.

         (b) The Optionee must make full payment (in U.S. dollars) of the Option Price on or before the exercise date specified in the notice of exercise in cash or, with the consent of the Company, in whole or in part through the surrender of Shares of the Company the Optionee has owned for more than six months. On the exercise date specified in the Optionee's notice or as soon thereafter as is practicable, the Company shall cause to be delivered to the Optionee, a certificate or certificates for the Shares then being purchased upon full payment for such Common Shares.


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         (c) If the Optionee fails to pay for any of the Shares specified in such notice as provided in the foregoing subparagraph (b), or fails to accept delivery thereof, the Optionee's rights to purchase such Shares may be terminated by the Company. The date specified in the Optionee's notice as the date of exercise shall be deemed the date of exercise of the Option provided that payment in full for the Shares to be purchased upon such exercise shall have been received by such date.

      6. Adjustment of and Changes in Stock of the Company. In the event of a reorganization, recapitalization, change of shares, stock split, spin-off, stock dividend, reclassification, subdivision or combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of capital stock of the Company, the Company shall make appropriate adjustments to the number of Shares subject to the Option and the Option Price.

      7. No Rights of Shareholder. Neither the Optionee nor any personal representative shall be, or shall have any of the rights and privileges of, a shareholder of the Company with respect to any of the Shares, in whole or in part, prior to the date of exercise of the Option. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date payment is received by the Company.

      8. Transferability. During the Optionee's lifetime, the Option shall be exercisable only by the Optionee or any guardian or legal representative of the Optionee, and the Option shall not be transferable except: (a) in case of the death of the Optionee, by will or the laws of descent and distribution or (b) to
(i) any member of the Optionee's Immediate Family, (ii) a trust for the exclusive benefit of the Optionee's Immediate Family or a trust for the exclusive benefit of the Optionee's Immediate Family and an entity, contributions to which qualify as "charitable contributions" under Section 170(c) of the Internal Revenue Code of 1986, as amended (or any successor provision or law) (a "Charitable Beneficiary"), or (iii) a partnership or limited liability company, the sole owners of which are one or more members of the Optionee's Immediate Family. The term "Immediate Family" shall mean the Optionee's spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers and grandchildren (and for this purpose, shall also include the Optionee). The Option shall not be subject to attachment, execution or other similar process. The Option shall not be subject to attachment, execution or similar process and may not be transferred by any recipient described in the preceding sentences except to any member of the Optionee's Immediate Family.

      9. Notice. Any notice to the Company provided for in this instrument shall be mailed to its Secretary of the Company at P.O. Box 868, Evansville, Indiana 47705. Any notice to the Optionee shall be addressed to the Optionee at the current address shown on the payroll records of the Company. Any notice shall be deemed to be duly given if and when properly addressed and posted by registered or certified mail, postage prepaid.

      10. Representations of Optionee. The Optionee understands that the Shares issuable upon exercise of the Option have not been registered under the Securities Act of 1933, as amended, or any state securities laws and that the Shares when issued pursuant to the exercise of the Option will be subject to restrictions or transfer.

      11. Governing Law. The validity, construction, interpretation and effect of this instrument shall exclusively be governed by and determined in accordance with the law of the State of Indiana, except to the extent preempted by federal law, which shall to such extent govern.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first above written.


NATIONAL CITY BANCSHARES, INC.


By: /s/ Robert A. Keil                      /s/  Michael T. Vea
   ------------------------------          -----------------------
        Robert A. Keil, President                Michael T. Vea



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